UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2011 (January 28, 2011)
ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 283-6500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2011, Abercrombie & Fitch Co. (the “Company”) entered into an amendment (the “Amendment”) to its employment agreement with Michael S. Jeffries, the Company’s Chairman of the Board of Directors and Chief Executive Officer. Pursuant to the Amendment, Mr. Jeffries has voluntarily agreed that he will no longer be entitled to any gross-up payments in the event that any payments or benefits provided to him by the Company are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. Mr. Jeffries will not receive any remuneration from the Company in exchange for agreeing to the Amendment.
The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, which is incorporated herein by reference and a copy of which is included with this Current Report on Form 8-K as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
(a) through (c) Not applicable.
(d) Exhibits:
The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amendment No. 2 to Michael S. Jeffries Employment Agreement, made and entered into on January 28, 2011, by and between Abercrombie & Fitch Co. and Michael S. Jeffries
[Remainder of page intentionally left blank; signature on following page]

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: January 31, 2011	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description	Location

10.1	Amendment No. 2 to Michael S. Jeffries Employment Agreement, made and entered into on January 28, 2011, by and between Abercrombie & Fitch Co. and Michael S. Jeffries	Filed herewith